UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2023

Talon 1 Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41001	98-1598139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2333 Ponce de Leon Blvd., Suite 630, Coral Gables, FL	33134
(Address of principal executive offices)	(Zip Code)

(786) 662-3114

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one warrant	TOACU	The Nasdaq Global Market
Class A ordinary share	TOAC	The Nasdaq Global Market
Warrants included as part of the units	TOACW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2023, the board of directors of Talon 1 Acquisition Corp. (the “Company”) elected Marc Cho as a director of the Company, effective immediately, to serve in such capacity until a successor has been elected and qualified, or until his resignation or removal.

Mr. Cho, age 47, previously served as advisor to the Company. He serves as the Chief Investment Officer for GA Telesis and is the President of the LIFT (Leasing, Investments, Finance & Trading) Group. LIFT’s mission is to apply the vast experience, expertise, and execution capabilities of GAT to make investments, manage assets, and develop new business strategies in the aviation sector. LIFT is comprised of the Asset Transaction Group (ATG: aircraft and engine leasing and trading and asset origination, management, and remarketing), Capital Management Group (CMG: management of third-party investor capital) the Leveraged Finance Group (LFG: alternative lender and financing solutions) and GA Telesis Rotorcraft (GATR: helicopter leasing and finance). Before joining GA Telesis in 2017, Mr. Cho served as President of Echelon Aviation, the aircraft investment platform for Prospect Capital, which he co-founded in 2014. Prior to that, Mr. Cho was a Director in the Aircraft Trading and Investment team at Bank of America Merrill Lynch (BAML) for nearly eight years, where he directed origination of aircraft leasing investments, acquisition of secondary market aircraft debt, and management of a lease portfolio that grew to over 90 aircraft. He also led the acquisition of over $2.5 billion in loans and execution of over 400 aircraft trades. Prior to BAML, Mr. Cho was a Senior Vice President at DVB Bank AG for over four years, where he closed over $2.0 billion in aircraft financings during his term. His prior experience also includes executive positions at GE Capital Aviation Services (GECAS) and the aircraft finance division of Heller Financial. Mr. Cho graduated from the Wharton School of the University of Pennsylvania, where he earned a bachelor of science in economics.

There are no family relationships between Mr. Cho and any director or executive officer of the Company. To the best knowledge of the Company, there is no understanding or arrangement between Mr. Cho and any other person pursuant to which Mr. Cho was elected as a director of the Company. To the best knowledge of the Company, neither Mr. Cho nor any of his immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talon 1 Acquisition Corp.

Date: January 20, 2023	By:	/s/ Edward J. Wegel
Name: Edward J. Wegel
Title: Chief Executive Officer